                                                                EXHIBIT 99(b)(2)

        SECURITY AGREEMENT dated as of January 21 , 1999 made by EIN ACQUISITION CORP., a Florida corporation, as grantor (together with any successor by merger, the "Borrower") to COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A.,
     --------
"RABOBANK NEDERLAND", NEW YORK BRANCH ("Rabobank"), as agent (the "Agent") for
                                        --------                   -----
the Initial Lender (as hereinafter defined) and other lenders party to the Credit Agreement (as hereinafter defined) (the "Lenders").
                                                -------

  PRELIMINARY STATEMENTS PRELIMINARY

        1. The Borrower, Utrecht-America Finance Co., as Initial Lender (the "Initial Lender") and the Agent have entered into a Credit Agreement (the
 --------------
"Credit Agreement") dated as of January 21, 2000. The terms defined in the
 ----------------
Credit Agreement and not otherwise defined herein are used herein as therein defined.

        2. It is a condition precedent to the effectiveness of the Credit Agreement and to the Borrowing thereunder that the Borrower shall have executed and delivered this Security Agreement.

        3. The Borrower will derive substantial benefit from the transactions contemplated by the Credit Agreement.

        NOW, THEREFORE, in consideration of the premises and in order to induce the Initial Lender to enter into the Credit Agreement and make the Advance thereunder, the Borrower hereby agrees as follows:

        SECTION 1.  Grant of Security.  The Borrower hereby assigns and
                    -----------------
pledges to the Agent for its benefit and the ratable benefit of the other Secured Parties and hereby grants to the Agent for its benefit and the ratable benefit of the other Secured Parties, a first priority security interest in all of the Borrower's right, title and interest in and to the following, whether now owned or hereafter acquired (the "Collateral"):

     (a) the Heller Purchase Agreement, including but not limited to (i) all distributions, cash and other property from time to time received, receivable or otherwise distributed in connection with the Heller Purchase Agreement, (ii) all rights to receive moneys due and to become due under or pursuant to the Heller Purchase Agreement (v) all of the rights of the Borrower to perform under the Heller Purchase Agreement and to compel performance and otherwise exercise all remedies thereunder;

     (b) the Real Estate Purchase Agreement, including but not limited to (i) all distributions, cash and other property from time to time received, receivable or otherwise distributed in connection with the Real Estate Purchase Agreement, (ii) all rights to receive moneys due and to become due under or pursuant to the Real Estate Purchase

     Agreement (v) all of the rights of the Borrower to perform under the Real Estate Purchase Agreement and to compel performance and otherwise exercise all remedies thereunder;

     (c) the Cash Escrow Agreement including but not limited to (i) all distributions, cash and other property from time to time received, receivable or otherwise distributed in connection with the Cash Escrow Agreement, (ii) all rights to receive moneys due and to become due under or pursuant to the Cash Escrow Agreement (v) all of the rights of the Borrower to perform under the Cash Escrow Agreement and to compel performance and otherwise exercise all remedies thereunder;

     (d) the Subscription Agreement (together with the Heller Agreement, the Real Estate Purchase Agreement and the Cash Escrow Agreement, the "Collateral Agreements"), including but not limited to (i) all distributions, cash and other property from time to time received, receivable or otherwise distributed in connection with the Subscription Agreement, (ii) all rights to receive moneys due and to become due under or pursuant to the Subscription Agreement (v) all of the rights of the Borrower to perform under the Subscription Agreement and to compel performance and otherwise exercise all remedies thereunder;

     (e) All accounts, contract rights, chattel paper, general intangibles and other obligations of any kind, now or hereafter existing and all rights now or hereafter existing in and to all security agreements, leases, and other contracts securing or otherwise relating to any such accounts, contract rights, chattel paper, general intangibles or obligations, in each case, relating to the Collateral Agreements; and

     (f) All proceeds (as defined in the Uniform Commercial Code in effect in the State of New York on the date hereof) of any and all of the foregoing Collateral

        SECTION 2. Security for Obligations. This Agreement secures the payment
                   ------------------------
of all Obligations of the Borrower now or hereafter existing under the Credit Agreement and the other Transaction Documents, whether for principal, interest, fees, expenses or otherwise (all such Obligations being the "Secured
                                                             -------
Obligations").  Without limiting the generality of the foregoing, this Agreement
-----------
secures the payment of all amounts that constitute part of the Secured Obligations and would be owed by the Borrower to the Agent or any other Secured Party but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Borrower.

        SECTION 3. Borrower Remains Liable.  Anything herein to the contrary
                   -----------------------
notwithstanding, (a) the Borrower shall remain liable under the Collateral Agreements to the extent set forth therein to perform all of the Borrower's duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Agent of any of the rights hereunder shall not release the Borrower from any of the Borrower's duties or obligations under the Collateral Agreements and (c) neither the Agent nor any Secured Party shall have any obligation or liability under the Collateral Agreements by reason of this Agreement, nor shall the Agent or any Secured Party be obligated to perform any of the obligations or duties of the Borrower thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

        SECTION 4.  Representations and Warranties.  The Borrower represents and
                    ------------------------------
warrants as follows:

        (a) No consent of any other person or entity and no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for (i) the grant by the Borrower of the Lien granted by it pursuant to this Agreement, (ii) the perfection or maintenance of such liens (including the first priority nature thereof) except for the filing of financing statements required pursuant to Section 3.01 of the Credit Agreement, which financing statements have been duly filed, or (iii) the exercise by the Agent or any other Secured Party of its rights under this Agreement or the remedies in respect of the Collateral (except as specifically provided herein).

        (b) The chief place of business and chief executive office and the office where it keeps its records concerning the Collateral, and an original copy of the Collateral Agreements, are located at its address set forth in the Credit Agreement.

        (c) The Borrower is the legal and beneficial owner of the Collateral, free and clear of any lien, security interest, charge or encumbrance, except for security interests created by this Agreement. No effective financing statement or other instrument similar in effect covering all or any part of the Borrower's Collateral is on file in any recording office, except such as may have been filed in favor of the Agent relating to this Agreement.

        (d) This Agreement creates a valid and perfected first priority security interest in the Collateral enforceable against all third parties, securing the payment of the Secured Obligations, and all filings and other actions necessary or desirable to perfect and protect such security interest have been duly made or taken.

        (e) The Collateral Agreements, a true and complete copy of which has been furnished to the Agent, have been duly authorized, executed and delivered by the Borrower and, to the best of the Borrower's knowledge, each other party thereto, have not been amended or otherwise modified, are in full force and effect and are binding upon and enforceable against all parties thereto in accordance with their terms. There exists no default under the Collateral Agreements by the Borrower or, to the best of the Borrower's knowledge, any other party thereto.

        SECTION 5. Further Assurances. (a) The Borrower agrees that at any time
                   ------------------
and from time to time, at the expense of the Borrower, the Borrower will promptly execute and deliver all further instruments and documents and take all further action that may be necessary or desirable, or that the Agent may reasonably request, in order to continue, perfect and protect any assignment or security interest granted or purported to be granted hereby or to enable the Agent

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

to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, the Borrower shall: (i) mark conspicuously the Collateral Agreements and, at the request of the Agent, each of its records pertaining to the Collateral with a legend, in form and substance satisfactory to the Agent, indicating that the Collateral Agreements or Collateral is subject to the security interest granted hereby;
(ii) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Agent may request, in order to perfect and preserve the assignment and security interest granted or purported to be granted hereby; and
(iii) prepare and execute such reports, applications and other documents as the Agent may from time to time reasonably request in connection with the exercise by the Agent of its rights under the Transaction Documents.

        (b) The Borrower hereby authorizes the Agent to file one or more financing or continuation statements, and amendments thereto, relating to all or any part of the Borrower's Collateral without the signature of the Borrower where permitted by law. A carbon, photographic or other reproduction of this Agreement or any financing statement covering the Borrower's Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

        (c) In the event any certificates or instruments are issued that represent or evidence any Collateral, the Borrower shall promptly deliver all such certificates and instruments to the Agent to be held by or on behalf of the Agent pursuant hereto, and such certificates and instruments shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Agent. The Agent shall have the right, at any time in its discretion and without notice to the Borrower, to transfer to or to register in the name of the Agent or any of its nominees any or all certificates or instruments representing or evidencing any of the Borrower's Collateral, subject only to the revocable rights specified in Section 7(a). In addition, the Agent shall have the right at any time to exchange certificates or instruments or evidencing Collateral for certificates or instruments of smaller or larger denominations.

        (d) The Borrower has delivered to the Agent the Notification and Confirmations in substantially the form attached as Exhibit A hereto, dated the date hereof and otherwise in form and substance satisfactory to the Agent; and

        (f) The Agent is hereby authorized to demand specific performance by the Borrower of the provisions of this Section 5. The Borrower hereby irrevocably waives any defense based on the adequacy of a remedy at law that might be asserted as a bar to such remedy of specific performance. The Borrower hereby acknowledges that the provisions of this Section 5 are intended to be enforceable at all times, whether before or after the commencement of a proceeding for the dissolution, winding up, liquidation, arrangement, reorganization, adjustment, protection, relief or composition of any Borrower or its debts, whether in any bankruptcy, insolvency, arrangement, reorganization, receivership, relief or similar proceeding or upon an assignment for the benefit of creditors or any other marshalling of the assets and liabilities of any Borrower or otherwise.

        SECTION 6. Place of Perfection; Records. The Borrower shall keep its
                   ----------------------------
chief place of business and chief executive office and the office where it keeps its records concerning the Collateral and original copies of the Collateral Agreements at the location therefor specified in Section 4(b) or, upon 30 days' prior written notice to the Agent, at such other locations in a jurisdiction where all actions required by Section 5 shall have been taken with respect to the Collateral.

        SECTION 7. Voting Rights; Distributions; Etc.  (a) The Agent shall have
                   ---------------------------------
the sole right to exercise or refrain from exercising any and all voting and other consensual rights, if any, pertaining to the Collateral.

        (b) Any and all distributions of any kind or description in respect of the Borrower's Collateral shall be paid directly to the Agent (and the contract parties to each of the Collateral Agreements shall be so instructed) to pay or prepay obligations of the Borrower under the Credit Agreement in accordance with the terms thereof and shall, if received by the Borrower, be received in trust for the benefit of the Agent, be segregated from the other property or funds of the Borrower, and be forthwith delivered to the Agent as Collateral in the same form as so received (with any necessary endorsement).

        SECTION 8. As to the Collateral Agreements.
                   -------------------------------

        (a) At the direction of the Agent, the Borrower shall continue to collect, at its own expense, all amounts due or to become due to the Borrower under the Collateral Agreements, if any. In connection with such collections, the Borrower shall take, at the Agent's direction, such actions as the Agent may deem necessary or advisable to enforce any or all of the Borrower's rights to receive payments or other distributions with respect to the Collateral Agreements. The Agent shall have the right at any time (i) to direct the parties to the Collateral Agreements to make payment of all amounts due or to become due to the Borrower under the Collateral Agreements directly to the Agent and, upon such notification, (ii) at the expense of the Borrower, to enforce collection of such amounts under the Collateral and (iii) to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as the Borrower might have done.

        (b) The Borrower shall at its expense:

        (i) perform and observe all the terms and provisions of the Collateral Agreements to be performed or observed by it, except as otherwise provided by law, maintain the Collateral Agreements in full force and effect, enforce the Collateral Agreements in accordance with their respective terms and take all such action to such end as may be from time to time requested by the Agent; and

        (ii) furnish to the Agent promptly upon receipt thereof, copies of all
    (A) notices of cancellation, termination, lapse, extension or renewal of, notices of default under, waivers of any provisions of, amendments or modifications to, the Collateral Agreements, and (B) upon the request of the Agent, other notices, requests, proposals, appraisals, correspondence and documents received by the Borrower with respect to the Collateral Agreements or the Company, and from time to time upon the reasonable request of the Agent, make such demands and requests for information or action upon such Persons as the Borrower is entitled to make under the Collateral Agreements.


        SECTION 9. Transfers and Other Liens.  The Borrower shall not, without
                   -------------------------
the Agent's consent:

        (i) sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Collateral; or

        (ii) create or suffer to exist any Lien upon or with respect to any of the Collateral except for the assignment and security interest created by this Agreement.

        SECTION 10. Agent Appointed Attorney-in-Fact. The Borrower hereby
                    --------------------------------
irrevocably appoints the Agent the Borrower's attorney-in-fact, with full authority in the place and stead of the Borrower and in the name of the Borrower or otherwise, from time to time in the Agent's discretion, to take any action and to execute any instrument that the Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation:

        (a) to ask for, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

        (b) to receive, endorse and collect any drafts or other instruments, documents and chattel paper, in connection with clause (a) above;

        (c) to file any claims or take any action or institute any proceedings that the Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce compliance with the terms and conditions of the Collateral Agreements or the rights of the Agent with respect to any of the Collateral; and

        SECTION 11. Agent May Perform.  If the Borrower fails to perform any
                    -----------------
agreement contained herein, the Agent may itself perform, or cause performance of, such agreement, and the expenses of the Agent incurred in connection therewith shall be payable by the Borrower under Section 14.

        SECTION 12. The Agent's Duties.  The powers conferred on the Agent
                    ------------------
hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. The Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which Rabobank accords its own property, it being understood that neither the Agent nor any other Secured Party shall have responsibility for (i) ascertaining or taking action with respect to exchanges, maturities, tenders, offers to purchase, notices to purchase or sell, notices of termination or dissolution or other matters relative to any Collateral, whether or not the Agent or any other Secured Party has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against any parties or any other rights pertaining to any Collateral.

         SECTION 13. Remedies Upon Default.  If any Event of Default shall have
                     ---------------------
occurred and be continuing:

         (a) The Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the Uniform Commercial Code in effect in the State of New York at such time (the "New York Uniform Commercial Code") (whether or not the New York Uniform
     --------------------------------
    Commercial Code applies to the affected Collateral), and also may (i) exercise any and all rights and remedies of the Borrower, (ii) require the Borrower to, and the Borrower hereby agrees that it will at its expense and upon request of the Agent forthwith, assemble all or part of the Collateral as directed by the Agent and make it available to the Agent at a place to be designated by the Agent that is reasonably convenient to both parties, and
    (iii) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at one or more public or private sales, at any of the Agent's offices or elsewhere, for cash, on credit or for future delivery, to one or more Persons (which may include the Agent, any Secured Party or any partner of the Company), and upon such other terms as the Agent may deem commercially reasonable. The Borrower agrees that, to the extent notice of sale shall be required by law, at least 10 days' notice to the Borrower of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

        (b) All payments received by the Borrower under or in connection with the Collateral Agreements or otherwise and other distributions received by the Borrower in respect of the Collateral shall be received in trust for the benefit of the Agent, shall be segregated from other funds of the Borrower and shall be forthwith paid over to the Agent in the same form as so received (with any necessary endorsement).

         (c) All payments and other distributions made under or in connection with the Collateral Agreements or otherwise in respect of the Collateral, and all cash proceeds received by the Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Agent, be held by the Agent for the ratable benefit of the Secured Parties as collateral for the Secured Obligations, and/or then or at any time thereafter applied (after payment of any amounts payable to the Agent pursuant to Section 14) in whole or in part by the Agent for the ratable benefit of the Secured Parties against, all or any part of the Secured Obligations in such order as the Agent shall elect. Any surplus of such cash or cash proceeds held by the Agent and remaining after payment in full of all the Secured Obligations shall be paid over to the Borrower or to whomsoever may be lawfully entitled to receive such surplus.

        SECTION 14. Indemnity and Expenses.  The Borrower will upon demand pay
                    ----------------------
to the Agent the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, that the Agent may incur in connection with (i) the administration of this Agreement,
(ii) the custody, preservation, use or operation of, or the sale of, collection from or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of the Agent or the other Secured Parties hereunder or (iv) the failure by the Borrower to perform or observe any of the provisions hereof.

        SECTION 15. Amendments; Waivers; Etc.  (a)  No amendment or waiver of
                    ---------------------------
any provision of this Agreement, and no consent to any departure by the Borrower herefrom, shall in any event be effective unless the same shall be in writing and signed by the Agent and the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

        (b) No failure on the part of the Agent to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.

        SECTION 16. Addresses for Notices.  All notices and other
                    ---------------------
communications provided for hereunder shall be made and be effective as set forth in the Credit Agreement.

        SECTION 17. Continuing Security Interest; Assignments Under Credit
                    ------------------------------------------------------
Agreement. This Agreement shall create a continuing security interest in the
---------
Collateral and shall (a) remain in full force and effect until the indefeasible payment in full in cash of the Secured Obligations, (b) be binding upon the Borrower, its successors and assigns; it being expressly understood that (i) at any time after the effectiveness of the Merger but prior to the effectiveness of the Delaware Merger, "Borrower" shall mean and include Echelon as successor by merger to the Borrower and (ii) at any time after the Delaware Merger, "Borrower" shall mean and include EIN, as successor by merger to Echelon and (c) inure, together with the rights and remedies of the Agent hereunder, to the benefit of the Agent and the other Secured Parties and their respective successors, transferees and assigns. Without limiting the generality of the foregoing clause (c), any Lender may assign or otherwise transfer all or any portion of its rights and obligations under the Credit Agreement (including, without limitation, all or any portion of the Advance owing to it and the Note or Notes held by it) to any other Person or entity, and such other Person or entity shall thereupon become vested with all the benefits in respect thereof granted to such Lender herein or otherwise, in each case as provided in Section
8.07 of the Credit Agreement.

        SECTION 18. Termination. Upon the indefeasible payment in full in cash
                    -----------
of the Secured Obligations, the assignment and security interest granted hereby shall terminate and all rights to the Collateral shall revert to the Borrower. Upon any such termination, the Agent will execute and deliver to the Borrower, at the Borrower's expense, such documents as the Borrower shall reasonably request to evidence such termination.

        SECTION 19. Borrower Not Released.  The exercise by the Agent of any of
                    ---------------------
the rights hereunder shall not release the Borrower from any of its or his duties or obligations under any agreement with the Agent, the Secured Parties or each other and neither the Agent nor any other Secured Party shall have any obligation or liability under any such agreement by reason of this Agreement, nor shall the Agent or any other Secured Party be obligated to perform any of the obligations or duties of the Borrower thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

        SECTION 20. Severability.  If any term or provision of this Agreement
                    ---------------
is or shall become illegal, invalid or unenforceable in any jurisdiction, all other terms and provisions of this Agreement shall remain legal, valid and enforceable in such jurisdiction and such illegal, invalid or unenforceable provision shall be legal, valid and enforceable in any other jurisdiction.

        SECTION 21. GOVERNING LAW; TERMS.  THIS AGREEMENT SHALL BE GOVERNED BY
                    --------------------
AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. UNLESS OTHERWISE DEFINED HEREIN OR IN THE CREDIT AGREEMENT, TERMS USED IN THE NEW YORK UNIFORM COMMERCIAL CODE ARE USED HEREIN AS THEREIN DEFINED.

        SECTION 22. Effectiveness; Execution in Counterparts.  This Agreement
                    ----------------------------------------
shall become effective as to the Borrower when it shall have been executed by the Borrower, and may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

        SECTION 23. WAIVER OF JURY TRIAL.  THE BORROWER AND THE AGENT HEREBY
                    --------------------
IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY.

        IN WITNESS WHEREOF, the Borrower has, or has caused this Agreement to be duly executed and delivered by its officers thereunto duly authorized, as of the date first above written.


                              EIN ACQUISITION CORP.


                              By:___________________
                              Name:
                              Title:

                                                                       EXHIBIT A
                         NOTIFICATION AND CONFIRMATION

                                January __, 2000

Dear Sir or Madam:

      Pursuant to the Security Agreement dated as of January __, 2000 (the

"Security Agreement") made by EIN Acquisition Corp., a Florida corporation
-------------------
(together with any successor by merger, the "Borrower"), to Cooperatieve
                                             --------
Centrale Raiffeisen-Boerenleenbank B.A., "Rabobank Nederland", New York Branch ("Rabobank"), as agent (the "Agent"), the Borrower has assigned and pledged to
  --------                   -----
the Agent for the ratable benefit of the Lenders (as defined in the Security Agreement) all of the Borrower's right, title and interest in and to the Heller Purchase Agreement (as defined in the Security Agreement);

          1. The Borrower hereby notifies Heller Financial, Inc. (the "Counterparty") of, and the Counterparty hereby acknowledges and agrees to, the assignment and pledge of the Heller Purchase Agreement pursuant to the Security Agreement.

          2. The Borrower hereby instructs the Counterparty and the Counterparty hereby agrees to make any and all payments and other distributions with respect to the Heller Purchase Agreement directly to the Agent in payment of the Obligations (as defined in the Security Agreement).

          3. The Counterparty hereby agrees, simultaneously with each notice delivered to the Borrower pursuant to the Heller Purchase Agreement to send a copy of such notice to the Agent at the Agent's address set forth in the Security Agreement.

                              EIN ACQUISITION CORP.

                              By:_____________________
                              Name:
                              Title:

ACKNOWLEDGED AND AGREED TO:

HELLER FINANCIAL, INC.

By:_____________________
Name:
Title: